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                                                                    Exhibit 23.3





                        CONSENT OF INDEPENDENT AUDITORS


To the Board Of Directors
Gildan Activewear Inc.

We consent to the use of our report included in this registration statement on Form F-1 and related prospectus for the registration of Class A Subordinate Voting Shares of Gildan Activewear Inc. and to the reference to our firm under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" therein.



KPMG LLP
Chartered Accountants


Montreal, Canada
March 17, 1999













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